UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2010

DREAMS, INC.

(Exact name of registrant as specified in its charter)

Utah	001-33405	87-0368170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 South University Drive, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 377-0002

Registrant’s facsimile number, including area code: (954) 475-8785

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On July 16, 2010, Dreams, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement’s”) with eleven accredited investors (the “Investors”), pursuant to which the Company has raised $5,999,999.20 through the issuance of 4,615,384 shares of the Company’s common stock (the “Shares”). The Shares are being issued under an S-3 Registration Statement which was declared effective by the SEC on July 14, 2010.

Pursuant to an engagement letter with a financial advisor to the Company, the financial advisor is entitled to receive a $350,000 fee for services rendered in connection with the offering.

The transaction set forth in the Subscription Agreement closed on July 20, 2010, upon receipt of the approval of the NYSE AMEX Equities Exchange for the listing of the Shares.

The description of the Subscription Agreement set forth herein is qualified in its entirety by the terms of the Subscription Agreement as attached hereto.

ITEM 8.01	Other Events

The Company has received and executed an 8 day extension, to July 23, 2010, of its existing senior secured credit facility with Comerica Bank (the “Comerica Facility”). The Comerica Facility was extended on the same terms and conditions as are currently in place.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Subscription Agreement

99.2	Press Release dated July 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 20, 2010	DREAMS, INC.

	By:	/s/ Ross Tannenbaum
Ross Tannenbaum Chief Executive Officer

Exhibits

Exhibit No.	Description

99.1	Subscription Agreement

99.2	Press Release dated July 20, 2010

3